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                                                                       EXHIBIT 8

                                LATHAM & WATKINS
                                ATTORNEYS AT LAW
                       633 WEST FIFTH STREET, SUITE 4000
                         LOS ANGELES, CALIFORNIA 90071


                                            September 9, 1996

Eldorado Resorts LLC
Eldorado Capital Corp.
345 North Virginia Street
Reno, Nevada  89501

Re:  ELDORADO RESORTS LLC AND ELDORADO CAPITAL CORP.
     REGISTRATION STATEMENT ON FORM S-4 (FILE NO. 333-__________)

Ladies and Gentlemen:

          You have requested our opinion concerning the material federal income tax consequences of the exchange of 10 1/2% Senior Subordinated Notes due 2006 of Eldorado Resorts LLC (the "Company") and Eldorado Capital Corp. ("Capital" and, together with the Company, the "Issuers") which have been registered under the Securities Act of 1933, as amended, for outstanding 10 1/2% Senior Subordinated Notes due 2006 of the Issuers, in connection with the Registration Statement on Form S-4 filed herewith (the "Registration Statement").

          The facts, as we understand them, and upon which with your permission we rely in rendering the opinion expressed herein, are set forth in the Registration Statement. Based on such facts, it is our opinion that the material federal income tax consequences are accurately set forth under the heading "Certain Federal Income Tax Considerations" in the Registration Statements. No opinion is expressed as to any matter not discussed therein.

          This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement may affect the conclusion stated herein.

          This opinion is rendered to you solely for use in connection with the Registration Statement. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings "Certain Federal Income Tax Considerations" and "Legal Matters."

                                 Very truly yours,

                                 LATHAM & WATKINS